UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Avistar Communications Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Avistar Communications Corporation (the “Company” or “Avistar”), a Delaware corporation, will be held on June 1, 2007 at 1:00 p.m. Pacific Daylight Savings Time, at 1875 S. Grant Street, 10th Floor, San Mateo, California  94402 for the following purposes:

1.                To elect six (6) directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

2.                To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.                To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 16, 2007 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

Gerald J. Burnett
Chairman of the Board and
Chief Executive Officer
San Mateo, California
April 30, 2007

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE
REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE.

AVISTAR COMMUNICATIONS CORPORATION

PROXY STATEMENT FOR 2007
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the board of directors of Avistar Communications Corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Friday, June 1, 2007 at 1:00 p.m. Pacific Daylight Savings Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 1875 S. Grant Street, 10th Floor, San Mateo, California  94402. The Company’s telephone number at this location is (650) 525-3300.

These proxy solicitation materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements, were first mailed on or about April 30, 2007 to stockholders entitled to vote at the meeting.

Record Date

Stockholders of record at the close of business on April 16, 2007 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. On the Record Date, 34,135,217 shares of the Company’s Common Stock were issued and outstanding and held of record by 73 stockholders. The Company is authorized to issue 10,000,000 shares of Preferred Stock and no such shares were issued or outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to the Company should be addressed to William L. Campbell, Corporate Secretary, 1875 S. Grant Street, 10th Floor, San Mateo, California  94402.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares such stockholder is entitled to vote, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Additional information on cumulative voting is located in the section entitled “Election of Directors—Cumulative Voting.”  Cumulative voting applies only to the election of directors. The proxy holders will cumulate all shares voted and will distribute those shares in such a manner to effect the election of as many nominees set forth in these proxy materials as possible. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by other means.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) who shall be a representative of the Company’s transfer agent. The Inspector will determine whether or not a quorum is present. In general, Delaware law also provides that to have a quorum a majority of shares entitled to vote must be present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy if a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum. Such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for the board of directors set forth herein; (ii) for the ratification of Burr, Pilger & Mayer LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2007; and (iii) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if a stockholder does not otherwise instruct his or her broker, the broker may turn in a proxy card voting the stockholder’s shares “for” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Unless the stockholder has provided otherwise, his or her broker will have discretionary authority to vote his or her shares on the election of directors and ratification of auditors, which are considered routine matters.

Deadline for Receipt of Stockholder Proposals for 2008 Annual Meeting

In order to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 annual meeting of stockholders of the Company, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2008 annual meeting must be received by the Company no later than December 31, 2007 (which is 120 days prior to the anniversary date of the mailing of this proxy statement).

The SEC rules establish a different deadline with respect to discretionary voting (the “Discretionary Vote Deadline”) for stockholder proposals that are not intended to be included in a company’s proxy statement. The Discretionary Vote Deadline for our 2008 annual meeting is March 16, 2008, which is 45 days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote for or against the stockholder proposal when and if the proposal is raised at our 2008 annual meeting.

Section 2.2 of the Company’s Bylaws provides that, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days in advance of the date specified in the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders.

The estimated mailing date for the Company’s proxy statement relating to its 2008 annual meeting is April 30, 2008 and therefore, for a stockholder proposal to be timely for purposes of Section 2.2 of the Bylaws of the Company, it must be delivered to or mailed and received at the principal executive offices of the Company no later than March 31, 2008. Since the bylaw deadline occurs after the Discretionary Vote Deadline, a stockholder proposal received after the Discretionary Vote Deadline but before the bylaw deadline would be eligible to be presented at the 2008 annual meeting, but we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote for or against the proposal at the 2008 annual meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

The foregoing deadlines assume that the Company’s 2008 annual meeting of stockholders will be held within thirty (30) days of the anniversary date of the 2007 annual meeting. If the Company elects to hold the 2008 annual meeting on a date that is more than 30 days before or after June 1, 2008, the Company will include revised deadlines in an annual report on Form 10-K or a quarterly report on Form 10-Q filed with the SEC.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 16, 2007 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director or nominee to the board of directors of the Company; (iii) each of the Named Executive Officers (as defined below under “Executive Compensation and Other Matters—Executive Compensation—Summary Compensation Table”) and (iv) all directors, nominees to the board of directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted, the address of each person listed on the table is c/o Avistar Communications Corporation, 1875 S. Grant Street, 10th Floor, San Mateo, California 94402.

Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned(1)
Dr. Gerald J. Burnett(2)	14,756,110	43.2
R. Stephen Heinrichs(3)	5,337,501	15.6
Fuller & Thaler Asset Management, Inc.(4) 411 Borel Avenue Suite 402, San Mateo CA 94402	3,456,400	10.1
William L. Campbell(5)	2,047,012	5.8
Dr. J. Chris Lauwers(6)	969,275	2.8
Robert J. Habig(7)	663,749	1.9
Dr. Anton Rodde(8)	312,500	*
Dr. Robert M. Metcalfe(9)	259,058	*
Robert P. Latta, Esq.(10)	192,791	*
Robert Garrigan(11)	132,500	*
Craig F. Heimark(12)	91,962	*
James W. Zeigon(13)	70,082	*
All directors and current executive officers as a group (12 persons)(14)	25,320,942	56.3

                 * Less than 1%

       (1) Applicable percentage ownership is based on 34,135,217 shares of Common Stock outstanding as of April 16, 2007, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 16, 2007 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

       (2) The shares are held by Dr. Burnett as a co-trustee of a marital trust, as to which he has sole voting and investing power.

       (3) 5,020,952 shares are held by Heinrichs Revocable Trust, of which Mr. Heinrichs serves as a co-trustee and as to which he has sole voting and investing power. 265,508 shares are held indirectly by Mr. Heinrichs through Fairview Financial Corporation, over which Mr. Heinrichs has sole voting and investment power. Also included above are 51,041 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

       (4) Based solely on Schedule 13G filings by Fuller & Thaler Asset Management, Inc. (“FTAM”) as of April 16, 2007, the shares reported above are held by FTAM as an investment adviser.

       (5) The shares are held by Mr. Campbell as co-trustee of a marital trust, as to which he has sole voting and investing power. Also included above are 1,098,750 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

       (6) Dr. Lauwers’ shares include 701,250 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

       (7) Mr. Habig’s shares include 663,749 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

       (8) Dr. Rodde’s shares include 312,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

       (9) Dr. Metcalfe’s shares include 195,248 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

(10) Mr. Latta’s shares include 182,791 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

(11) Mr. Garrigan’s shares include 132,500 shares of Common Stock that may be acquired upon exercise of stock options within 60 days after April 16, 2007.

(12) Mr. Heimark’s shares include 36,874 shares of Common Stock that may be acquired upon exercise of stock options within 60 days after April 16, 2007.

(13) Mr. Zeigon’s shares include 62,082 shares of Common Stock that may be acquired upon exercise of stock options within 60 days after April 16, 2007.

(14) Includes 3,911,235 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 16, 2007.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of six directors is to be elected at the Annual Meeting. The nominees for directors to be elected at the Annual Meeting are Gerald J. Burnett, William L. Campbell, Craig F. Heimark, R. Stephen Heinrichs, Robert M. Metcalfe and James W. Zeigon. These six nominees were approved by the Nominating Committee of the board of directors. If elected, each nominee will serve for approximately a one-year term and until his successor is elected and qualified or until his earlier resignation or removal. Due to personal considerations unrelated to the Company, Robert Latta, a current member of the board of directors, is not seeking re-election to the board of directors at the Annual Meeting and his term will end at the Annual Meeting. Although the Company expects to replace Mr. Latta as a director, no nominee is expected to be available at the time of the Annual Meeting, and therefore, the board of directors will include a vacancy until a replacement is appointed.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named in this proxy statement, who are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

Vote Required

If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes are not counted in the election of directors.

Cumulative Voting

Every stockholder voting to elect a director may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. The proxy holders will, when voting for directors, cumulate the votes represented by the proxies received. No stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly nominated prior to the voting. If a stockholder chooses to cumulate his or her votes, the stockholder will need to submit a proxy card or a ballot, and make an explicit statement of his or her intent to cumulate his or her votes, either by so indicating in writing on the proxy card or by indicating in writing on the stockholder’s ballot when voting at the annual meeting. If the stockholder holds shares beneficially in street name and wishes to cumulate votes, the stockholder should contact his or her broker, trustee or nominee. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Cumulative voting will be in effect this year. As a result, the proxy holders will cumulate all shares voted at their discretion and will distribute those shares in such a manner to effect the election of as many of the directors proposed in these proxy materials as possible.

Information Concerning the Director Nominees

The following table sets forth the name and age of each nominee as of April 16, 2007, the principal occupation of each, and the period, if any, during which each has served as a director of the Company.

Name	Principal Occupation	Age	Director Since
Gerald J. Burnett

Gerald J. Burnett is one of the Company’s founders and has been Chairman of the Company’s board of directors and its Chief Executive Officer since March 2000. He served as Chief Executive Officer of Avistar Systems from December 1998 until March of 2000. From 1993 to 1997, he was a director of Avistar Systems or a principal of its predecessor limited partnership. He is a member of the Corporation (Board of Trustees) of the Massachusetts Institute of Technology. Dr. Burnett holds a B.S. and an M.S. from the Massachusetts Institute of Technology in electrical engineering and computer science and a Ph.D. from Princeton University in computer science and communications.

		64	1997
William L. Campbell

William L. Campbell is one of the Company’s founders and has been a member of the Company’s board of directors, its Executive Vice President since March 2000, and its Chief Operating Officer since July 2005. He has been the Company’s Corporate Secretary since June 2001 and served as its interim Chief Financial Officer from April 2001 to May 2001. He has served as President and Chief Executive Officer of Collaboration Properties, Inc. (CPI) since December 1997. Mr. Campbell holds a B.S. in general engineering from the U.S. Military Academy and an M.S. in management from the Sloan School of the Massachusetts Institute of Technology.

		59	1997
Craig F. Heimark	Craig Heimark has served as a member of the Company’s board of directors since June 2005. He has been the Managing Partner of the Hawthorne Group, a strategic advisory firm focused on equity consulting to high growth information technology and financial companies, since 1998. During 2000 and 2001, Mr. Heimark provided consulting services to the Company. From 1990 to 1997, he served in various capacities at Swiss Bank Corporation Warburg, the predecessor company to UBS Warburg. Mr. Heimark holds a B.A. degree in Economics and a B.S. in Biology from Brown University.	52	2005

R. Stephen Heinrichs	R. Stephen Heinrichs is a founder of the Company and has served as a member of the board of directors of the Company since March 2000. Until his retirement in April 2001, he was Chief Financial Officer and Corporate Secretary of the Company and its subsidiaries. Mr. Heinrichs served as a strategic advisor to the Company from May 2001 to May 2003. He is a member of the board of directors of PDF Solutions and Catapult Communications, both of which are technology companies. Mr. Heinrichs holds a B.S. in accounting from California State University in Fresno. He is a Certified Public Accountant.	60	1997
Robert M. Metcalfe

Robert M. Metcalfe has served as a member of the board of directors of the Company since November 2000. Dr. Metcalfe has been a partner of Polaris Venture Partners since January 2001. Dr. Metcalfe served as Vice President of Technology for International Data Group (“IDG”), a publisher of technology, consumer and general how-to books from 1993 to 2001, and served as a member of the board of directors of IDG from 1998 to 2006. Dr. Metcalfe founded 3Com Corporation, a provider of networking products and solutions, in 1979, and served in various capacities, including Chief Executive Officer and Chairman of the Board, until 1990. Dr. Metcalfe is a member of the Corporation (Board of Trustees) of the Massachusetts Institute of Technology (“MIT”). Dr. Metcalfe holds Bachelor degrees in electrical engineering and industrial management from MIT, a M.S. degree in applied mathematics from Harvard University and a Ph.D. in computer science from Harvard University. Dr. Metcalfe is a recipient of the IEEE Medal of Honor and is a member of the National Academy of Engineering. He was awarded the National Medal of Technology by President Bush in 2005, and was inducted into the National Inventors’ Hall of Fame in 2007.

		61	2000
James. W. Zeigon

James W. Zeigon was elected to the board of directors of the Company in 2004. Mr. Zeigon currently serves as a strategic consultant to global financial and operating service businesses. From April 2000 until April 2002, Mr. Zeigon served as Managing Director and Chief Executive Officer of Global Institutional Services for Deutsche Bank AG. During the same period, Mr. Zeigon also served as Vice Chairman of the Global Transaction Bank and as President of Bankers Trust Corporation, both subsidiaries of Deutsche Bank AG. Prior to that, Mr. Zeigon held several senior executive positions with the Chase Manhattan Corporation, and served as Senior Managing Director for Chase Global Services from 1997 to 1999. Mr. Zeigon holds a B.B.A. degree in business administration from Hofstra University and an M.B.A. from Adelphi University.

		59	2004

Board of Directors Meetings and Committees

The board of directors of the Company held five meetings during 2006. Each director then in office attended, either in person, by teleconference or by video conference, greater than 75% of the meetings held during the period he sat on the board of directors. Each director attended, either in person, by teleconference, or by video conference, greater than 75% of the committee meetings held during the period he sat on a committee of the board of directors, if any. The board of directors has determined that each of Mr. Heimark, Mr. Heinrichs, Dr. Metcalfe and Mr. Zeigon is an independent director within the meaning of NASDAQ Marketplace Rule 4200(a)(15), as currently in effect. The board of directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee.

Audit Committee

The Audit Committee was formed in October 2000 by resolution of the board of directors of the Company, and currently consists of Messrs. Heimark, Zeigon and Dr. Metcalfe. The Audit Committee Charter was filed with the SEC on April 28, 2006 as an attachment to the Company’s Proxy Statement for its 2006 annual meeting of stockholders. The Audit Committee oversees the accounting, financial reporting and audit processes; makes determinations regarding the selection of independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and auditing practices and procedures to be used in preparing the Company’s financial statements; and reviews the Company’s internal controls. The Audit Committee works closely with management and the Company’s independent registered public accounting firm. The Audit Committee also meets with the Company’s independent registered public accounting firm in an executive session, without the presence of management, on a quarterly basis following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their work. The Audit Committee also meets with the Company’s independent accountants annually to approve the scope of the audit services to be performed.

The board of directors has determined that the members of the Audit Committee are independent, as independence is defined in NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The board of directors has further determined that Mr. Zeigon is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee met five times during 2006. The Audit Committee’s Report for 2006 is included in this Proxy Statement.

Compensation Committee

The Compensation Committee was formed in March 2001 by resolution of the board of directors of the Company and currently consists of Messrs. Heimark and Latta and Dr. Metcalfe. The Compensation Committee Charter was filed with the SEC on April 28, 2006 as an attachment to the Company’s Proxy Statement for its 2006 annual meeting of stockholders. The Compensation Committee is responsible for reviewing salaries, incentives and other forms of compensation for directors and executive officers, and for other employees of the Company as requested by the board of directors. In addition, the Compensation Committee reviews the various incentive compensation and benefit plans.

Following the Annual Meeting and subject to the election of the nominees named in this Proxy Statement, the Compensation Committee is expected to consist of Messrs. Heimark and Zeigon and Dr. Metcalfe. The Compensation Committee met four times in 2006. The report of the Compensation Committee for 2006 is included in this Proxy Statement.

Stock Option Committee

The Stock Option Committee was formed in April 2001 by resolution of the board of directors of the Company, and currently consists of Dr. Burnett and Mr. Campbell. The Stock Option Committee is responsible for reviewing and approving stock option grants under the Company’s 2000 Stock Option Plan to new employees (excluding executive officers) and consultants and, in some cases, to existing employees as retention/recognition awards, all in accordance with specific guidelines and directions established by the Compensation Committee. On a regular basis, all actions of the Stock Option Committee are reported to the Compensation Committee and to the board of directors. The Stock Option Committee acted by written consent seven times in 2006.

Nominating Committee

The Nominating Committee was formed in March 2004 by resolution of the board of directors of the Company, and currently consists of Messrs. Latta, Zeigon and Dr. Metcalfe, each of whom is independent within the meaning of NASDAQ Marketplace Rule 4200(a)(15). The Nominating Committee was formed to assist the board of directors in meeting applicable governance standards by monitoring the composition of the board of directors, and, when appropriate, seeking, screening and recommending for nomination qualified candidates (i) for election to the Company’s board of directors at the Company’s Annual Meeting and; (ii) to fill vacancies on the Company’s board or directors. The Nominating Committee’s Charter was filed with the SEC on April 28, 2006 as an appendix to the Company’s Proxy Statement on Schedule 14A. The Nominating Committee met once in 2006.

Following the Annual Meeting and subject to the election of the nominees named in this Proxy Statement, the Nominating Committee is expected to consist of Dr. Metcalfe and Mr. Zeigon, each of whom is independent within the meaning of NASDAQ Marketplace Rule 4200(a)(15).

It is the policy of the Nominating Committee to consider both recommendations and nominations for candidates to the board of directors from stockholders holding the Company’s securities continuously from the time of nomination to the time of election of the board of directors. Stockholder recommendations for candidates to the board of directors must be directed in writing to Avistar Communications Corporation, Corporate Secretary, 1875 S. Grant Street, 10th Floor, San Mateo, California  94402, or by telephone at (650) 525-3300, and must include: (i) the candidate’s name, age, business address and residence address; (ii) the candidate’s principal occupation; (iii) the number of shares of the Company which are beneficially owned by such candidate; (iv) detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the current year and each of the prior three years; and (v) any other information relating to such candidate that is, or may in the future be required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act. A stockholder’s recommendation to the Secretary must also set forth: (i) the name and address, as they appear on the Company’s books, of the stockholder making such recommendation; (ii) the class and number of shares of the Company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder; (iii) any material interest of the stockholder in such nomination; (iv) a description of all arrangements or understandings between the stockholder making such nomination and the candidate and any other person or persons (naming such person or persons) pursuant to which the nomination is made by the stockholder; (v) a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected; and (vi) any other information that is or may in the future be required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his/her capacity as a proponent to a stockholder proposal.

Stockholder nominations to the board of directors must meet the requirements set forth in Section 2.2 of the Bylaws of the Company, a copy of which is available upon written request to the Corporate

Secretary. In addition, procedures for stockholder direct nomination of directors for the 2008 Annual Meeting are discussed above under “Deadline for Receipt of Stockholder Proposals for 2008 Annual Meeting.”

The Nominating Committee currently uses the following procedures to identify and evaluate the individuals that it selects, or recommends that the board of directors select, as director nominees: (i) the Nominating Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the board of directors or, if the Nominating Committee determines, a search firm, (ii) the Nominating Committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors, (iii) in evaluating the suitability of the candidates, the Nominating Committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, other commitments and the like, and (iv) after such review and consideration, the Nominating Committee selects, or recommends that the board of directors select, the slate of director nominees, either at a meeting of the Nominating Committee at which a quorum is present or by unanimous written consent of the Nominating Committee. Except as may be required by rules promulgated by The NASDAQ Stock Market or the SEC, the Nominating Committee does not currently believe that there are specific, minimum qualifications that must be met by each candidate for the board of directors, nor does it believe that there are specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. These procedures may be modified at any time as may be determined by the Nominating Committee.

Communication with the Board of Directors

Stockholders may communicate with the board of directors by submitting an email to IR@avistar.com indicating ‘Board of Directors’ in the subject line, or by writing to the Company at Avistar Communications Corporation, Attention:  Board of Directors, c/o Corporate Secretary, 1875 S. Grant Street, 10th Floor, San Mateo, California  94402. Stockholders who would like their submission directed to a specific member of the board of directors may so specify, and the communication will be forwarded.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the board of directors at the Company’s annual meetings of stockholders, directors are encouraged to attend annual meetings. Dr. Burnett attended the 2006 Annual Meeting.

Code of Ethics

The board of directors has adopted a Business Conduct and Ethics Policy that is applicable to all the Company’s employees, officers and directors and to certain of its agents, contractors and consultants. A copy of the Business Conduct and Ethics Policy is available at http://www.avistar.com/company.cfm/sub/ethics.html. The Company will report any amendments or waivers for the Business Code and Ethics Policy for any of its officers or directors at http://www.avistar.com/company.cfm/sub/ethics.html. These codes are intended to deter wrongdoing and promote ethical conduct among the Company’s directors, officers, employees, agents, consultants and contractors.

Compensation of Directors

The Company’s employees do not receive any additional compensation for serving on the board of directors or its committees. Non-employee directors receive an annual fee of $10,000. All of the

Company’s directors may be reimbursed for reasonable travel expenses incurred in attending board meetings.

The Company’s 2000 Director Option Plan (the “Director Plan”) provides options to purchase Common Stock to non-employee directors of the Company pursuant to an automatic non-discretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan currently provides for an initial grant (the “Initial Grant”) to a non-employee director of an option to purchase 50,000 shares of Common Stock. Subsequent to the Initial Grant, each non-employee director is granted an option to purchase 25,000 shares of Common Stock (the “Subsequent Grant”) automatically on January 1 of each year, provided that the non-employee Director has served on the Board for at least the preceding six months.

Each director who is a member of the Audit Committee of the board of directors is granted an additional option to purchase Common Stock (a “Subsequent Audit Committee Option”) automatically on January 1 of each year, provided he or she is then a member of the Audit Committee of the board of directors. The Subsequent Audit Committee Option is for 10,000 shares for the Chairman of the Audit Committee and 5,000 shares for each other member of the Audit Committee.

The Director Plan provides for the following:(i) options granted under the plan shall continue to vest and be exercisable for so long as the option holder remains a director or consultant to the Company, subject to the term of the option; (ii) the time period for optionees to exercise options following the date on which they are no longer a director or consultant to the Company continues for a period of time that is determined by that service provider’s length of service, and (iii) the board of directors has the authority to make amendments to the Director Plan applicable to all options granted under the Director Plan, including options granted prior to the effective date of the amendment. The term of the options granted under the Director Plan is 10 years, but the exercise period of such options may be extended until the second anniversary of a Director’s termination depending on the Director’s length of service with the Company, or 12 months following the termination, if such termination is due to death or disability. The Initial Grants and the Subsequent Grants become exercisable at a rate of one-fourth of the shares on the first anniversary of the grant date, and then 1/48 of the shares during each subsequent month. In January 2006, Messrs. Heinrichs, Latta, Zeigon and Dr. Metcalfe were each granted a Subsequent Grant to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $1.54 per share. Also in January 2006, in consideration for service on the Audit Committee of the board of directors, Mr. Heimark and Dr. Metcalfe were each granted a Subsequent Audit Committee Option to purchase 5,000 shares at an exercise price of $1.54 per share, and Mr. Zeigon, as Chairman of the Audit Committee, was granted an option to purchase 10,000 shares of the Company’s Common Stock at $1.54 per share.

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the members of the Company’s Board of Directors for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gerald Burnett(1)	0	—	0	—	—	—	0
William Campbell(1)	0	—	0	—	—	—	0
Craig Heimark(1)	$10,000	—	$40,203	—	—	—	$50,203
R. Stephen Heinrichs(1)	$10,000	—	$33,503	—	—	—	$43,503
Robert Latta(1)	$10,000	—	$33,503	—	—	—	$43,503
Robert Metcalfe(1)	$10,000	—	$40,203	—	—	—	$50,203
James Zeigon(1)	$10,000	—	$46,904	—	—	—	$56,904

(1)           Amounts include the accounting charge taken in 2006 for awards made prior to 2006, disregarding an estimate of forfeitures related to service-based vesting conditions, and are not necessarily an indication of which directors received the most gains from previously-granted equity awards. Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 8 of our 2006 Annual Report on Form 10-K filed on March 22, 2007. The aggregate number of shares subject to stock awards and stock options outstanding at December 31, 2006 for each director is as follows in the chart below:

Name	Aggregate Number of Stock Awards Outstanding as Dec. 31, 2006 (#)	Aggregate Number of Option Awards Outstanding as Dec. 31, 2006 (#)
Gerald Burnett	—	0
William Campbell	—	1,180,000
Craig Heimark	—	80,000
R. Stephen Heinrichs	—	100,000
Robert Latta	—	233,000
Robert Metcalfe	—	254,000
James Zeigon	—-	125,000

The Company’s Board of Directors unanimously recommends voting “For” the nominees set forth herein.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected Burr, Pilger & Mayer LLP, or BPM LLP, as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007, and recommends that stockholders vote for ratification of such appointment. Before making its selection, the Audit Committee carefully considered the firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services provided by BPM LLP, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with BPM LLP in all of these respects. Representatives of BPM LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

For fiscal 2006, BPM LLP billed the Company $143,073 in fees and expenses for the audit of its annual financial statements included in its annual report on Form 10-K, and review of the Company’s unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q.

For fiscal 2005, BPM LLP billed the Company $132,600 in fees and expenses for the audit of its annual financial statements included in its annual report on Form 10-K, and review of the Company’s unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q.

Audit Related Fees

BPM LLP and KPMG LLP billed the Company for audit related fees in fiscal 2006 of $9,845 and $76,948 respectively, related to the work associated with the Company’s response to the SEC Staff’s review of Avistar’s 2004 Annual Report on Form 10-K. For fiscal 2005, BPM LLP did not bill the Company for any audit-related fees. For Fiscal 2005, KPMG LLP billed the Company for audit related fees of $7,840, related to the work associated with the Company’s response to the SEC Staff’s review of Avistar’s 2004 Annual Report on Form 10-K.

Tax Fees and All Other Fees

BPM LLP did not provide, and the Company did not pay, BPM LLP for any other professional services to the Company in the fiscal years of 2006 or 2005. The Company did not engage BPM LLP to provide advice regarding financial information systems design and implementation during fiscal 2006 or 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants subject to limited discretionary authority granted to the Company’s chief financial officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The

Audit Committee may also pre-approve particular services on a case-by-case basis. The services provided by BPM LLP and KPMG LLP as described above were approved by the Audit Committee.

For fiscal 2006, the Audit Committee considered whether the services rendered by BPM LLP were compatible with maintaining BPM LLP’s independence as accountants of the Company’s financial statements, and concluded that they were.

Vote Required

Stockholder ratification of the selection of BPM LLP as the Company’s independent accountants is not required by applicable law. However, the board of directors is submitting the selection of BPM LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of the Company’s stockholders.

If a quorum is present and voting, the affirmative vote of a majority of the shares voting shall be required to ratify the appointment of BPM LLP. Abstentions and “broker non-votes” are not counted in the ratification of BPM LLP’s appointment.

The Company’s Board unanimously recommends a vote “For” the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for fiscal 2007.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the board of directors reviews and approves our executive compensation policies. Dr. Burnett, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation. Dr. Burnett may make suggestions or recommendations during these discussions, however all decisions regarding the compensation of our executive officers are made solely by the Committee. The following is a discussion of the compensation policies and rationales applicable to our executive officers with respect to the compensation earned by such executive officers in 2006. Actual compensation earned during the fiscal year by Named Executive Officers is shown in the Summary Compensation Table below.

Compensation Philosophy and Objectives

Our philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program, therefore, is to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, (ii) motivate individuals to perform at their highest level and reward outstanding achievement, (iii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iv) encourage executives to manage from the perspective of owners with an equity stake in us. To achieve these goals, the Compensation Committee has established an executive compensation program consisting primarily of cash compensation and stock options. Our total direct compensation plan for executives is built around the philosophy of targeting market-median compensation with a special emphasis placed on equity.

Elements of Compensation

Base Salaries

We use the base salary component of total direct compensation to provide the foundation for a fair and competitive compensation opportunity for each Named Executive Officer. We review base salaries annually, making adjustments as appropriate. We target base salary compensation at or near the market median for companies similar in size and market capitalization using data provided to us by outside compensation consultants, as well as other recognized industry resources.

The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within our industry and marketplace. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable us to attract, motivate and retain highly skilled executives. Executive salaries in 2006 were evaluated by the Compensation Committee relative to data provided by the Radford Survey, a nationally recognized executive compensation survey, and the prior recommendations of an independent outside consultant we retained. Fees paid to such compensation consultant for 2006 did not exceed $10,000. Using the comparable recommended salary ranges, the Compensation Committee established the 2006 salaries for executives based on job responsibilities, level of experience, individual performance and contribution to the business.

Bonuses

In addition to base salary, we occasionally pay bonuses to our executive officers, based on individual and overall Company performance. Sales executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals and /or for sales commissions.

Long-Term Incentives

We provide long-term incentives through its 2000 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract and retain the best employee talent available, and to create a direct link between compensation and our long-term performance. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. Options are subject to vesting periods that encourage key executives to continue to be employed with us. All options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant, except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. The Compensation Committee has thoroughly considered the implications of accounting changes related to the expensing of options, and will continue to consider alternate methods to provide similar incentives while mitigating adverse accounting charges.

Stock option grants to executive officers consist of initial grants made shortly after commencement of employment and annual option grants that are intended to refresh and maintain the incentives created by the initial grants and recognize contributions to us for the prior fiscal year. Initial option grants are proposed using grant ranges approved by the Compensation Committee for various classes of employees, including officers. The actual amount of an initial grant is negotiated with the new officer and proposed to the Compensation Committee for review and approval by members of management. Annual refresh grants for individual officers are determined by starting with a pool of shares to be used for officer grants, which then is allocated among executive officers. Such pool and allocations are initially proposed by our Chief Executive Officer and Chief Operating Officer, for consideration and approval by the Compensation Committee. The Compensation Committee approves the stock option awards for each of the executive officers, as well as a residual pool of options that may be distributed by our Chief Executive Officer and Chief Operating Officer for employee (excluding officers) recognition purposes during the course of the year. All awards are based on individual performance and have no direct correlation with the individual’s base salary. Consideration is provided, however, for the amount of accumulated options awarded to each individual over his or her tenure with us.

The option awards granted to the executive officers are subject to the terms and conditions of Avistar’s 2000 Stock Option Plan and Agreement. Options may be exercised, in whole or in part, in accordance with the following schedule: 25% of the shares subject to the option vest twelve months after the vesting commencement date, which is typically the officer’s start date for initial options, or the grant date for subsequent options, and 6.25% of the shares subject to the option vest at the conclusion of each three-month period thereafter, provided that the officer continues to provide services to us on each such date. Upon termination of employment, the option may be exercised for 30 days after termination of employment, or such longer period as may be applicable upon death or disability of the officer as provided in the Plan, but in no event will the option be exercisable after the expiration date of the option.

Compensation of Chief Executive Officer

During 2006, the compensation of Gerald J. Burnett, our Chairman of the board of directors and Chief Executive Officer, consisted of a total salary of $261,750. The Committee reviewed the Chief Executive Officer’s salary, without Dr. Burnett present, using the same criteria and policies as are employed for the other executive officers. Specific factors considered in compensation decisions regarding Dr. Burnett included CEO compensation among our peer group of companies, publicly available compensation survey results, our revenue and operating income in 2006 as compared to 2005, the strategic decisions made by Dr. Burnett and the overall contribution of Dr. Burnett to our business in 2006. Dr. Burnett received no option award during 2006.

Employment Agreements

Other than an indemnification agreement and a standard employee/non-disclosure agreement, our executive officers have entered into no other agreements or arrangements, including any management contracts, employment contracts, compensatory plans, change-in-control, termination of employment or similar arrangements, with us.

Section 162(m)

The Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been during the last three years, an officer or employee of Avistar or our subsidiaries. No member of our Compensation Committee, or our executive officers, serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers

Our executive officers and their ages as of April 16, 2007 were as follows:

Name	Age	Position
Gerald J. Burnett	64	Chairman of the Board and Chief Executive Officer
William L. Campbell	59	Vice Chairman, and Chief Operating Officer and Secretary
Robert J. Habig	52	Chief Financial Officer
J. Chris Lauwers	47	Chief Technology and Product Officer
Anton F. Rodde	64	President, Collaboration Properties, Inc.
Robert T. Garrigan	46	Vice President, Sales
Stephen F. Arisco	48	Vice President, Operations and Customer Support

Gerald J. Burnett and William L. Campbell. See Proposal One—Election of Directors above.

Robert J. Habig has been our Chief Financial Officer since May 2001. He had previously served as Chief Financial Officer at think3 Corporation, a private computer-aided design software company from March 1999 to February 2001, as Chief Financial Officer at CrossWorlds Software, Inc., an enterprise software company from July 1998 to February 1999, as Executive Vice President at First Data Corporation, a financial transactions processing company, from May 1997 to June 1998, as a business unit Chief Financial Officer at AlliedSignal Corporation, an automotive, aerospace and chemical manufacturing company from 1994 to 1997, and held a number of positions with PepsiCo from 1979 to 1994. Mr. Habig holds a B.A. in economics and business from Lafayette College and an M.B.A. in Finance and Marketing from the Simon Graduate School of Business at the University of Rochester.

J. Chris Lauwers has been our Chief Technology and Product Officer since February 2000. He served as Vice President of Engineering of Avistar Systems from 1994 to 2000. He previously served as Principal Software Architect at Vicor Inc., a private e-business product solutions and engineering consulting company, from 1990 to 1994, and as a research associate at Olivetti Research Center from 1987 to 1990. Dr. Lauwers holds a B.S. in electrical engineering from the Katholieke Universiteit Leuven of Belgium. Dr. Lauwers also holds an M.S. and a Ph.D. in electrical engineering and computer science from Stanford University.

Anton F. Rodde has been the President of Collaboration Properties, Inc., since December 2003. Prior to joining CPI, he served as President and CEO of Western Data Systems, an ERP software company, from 1991 to 2003, as President and General Manager of several subsidiaries of Teknekron Corporation, a technology incubator, from 1984 to 1991, as founder and President of Control Automation, a robotics company, from 1980 to 1984, and held a variety of technical and management positions at AT&T from 1970 to 1980. Dr. Rodde holds a B.S. in physics from Benedictine University and an M.S. and Ph.D. in physics from the Illinois Institute of Technology.

Robert Garrigan joined Avistar in May 2005 as Vice President of Sales. Prior to joining Avistar, Mr. Garrigan was senior vice president of sales at The NewsMarket, Incorporated, a broadcast news distribution service delivering video content from September 2004 to May 2005. Mr. Garrigan has held senior positions at Thomson Financial in both the US and Europe and with IntraLinks in New York. Mr. Garrigan holds a B.A. in Economics from State University of New York.

Stephen F. Arisco has been our Vice President of Operations and Customer Service since February 2000. He previously served as the Director of Operations and Customer Service of Avistar Systems from December 1997 to January 2000. From 1987 through December 1997, he was Director of Customer Service and Operations at TRW Financial Systems, Inc., a systems integration company.

Mr. Arisco holds a B.S. in Business from the University of Phoenix and an MBA from Pepperdine University.

SUMMARY COMPENSATION TABLE

The following table presents information concerning the total compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated officers (the “Named Executive Officers”) for services rendered to us in all capacities for the fiscal year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)	Discretionary Non-Plan Based Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Gerald Burnett Chairman & Chief Executive Officer	2006	$ 261,750	—	—	$ 0	—	—	—	$ 261,750
Robert Habig Chief Financial Officer	2006	$ 239,667	—	—	$ 71,080	—	—	—	$ 310,747
Robert Garrigan Vice President of Global Sales	2006	$ 203,000	—	—	$ 42,648	—	—	$ 51,256	$ 296,904
J. Chris Lauwers Chief Product & Technology Officer	2006	$ 238,500	—	—	$ 71,080	—	—	—	$ 309,580
Anton Rodde President, Collaboration Properties	2006	$ 235,583	—	—	$ 71,080	—	—	—	$ 306,663

(1)                 The fair market value of each option grant is estimated on the date of grant using the Black-Scholes-Merton option valuation model including assumptions for expected dividend rate, average risk-free interest rate, expected volatility and expected term. Amounts include the accounting charge taken in 2006 for awards made prior to 2006, disregarding an estimate of forfeitures related to service-based vesting conditions, and are not necessarily an indication of which directors received the most gains from previously-granted equity awards. Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 8 of our 2006 Annual Report on Form 10-K filed on March 22, 2007.

(2)                 Compensation reflects commissions on direct sales, paid during the fiscal year.

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2006.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Securities	Base Price of	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Option	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	Options (#)	Awards ($/Sh)	Awards

Gerald Burnett	—	—	—	—	—	—	—	—	0	—	0
Robert Habig	4/18/2006	—	—	—	—	—	—	—	50,000	$ 1.52	$ 76,000
Robert Garrigan	4/18/2006	—	—	—	—	—	—	—	30,000	$ 1.52	$ 45,600
J. Chris Lauwers	4/18/2006	—	—	—	—	—	—	—	50,000	$ 1.52	$ 76,000
Anton Rodde	4/18/2006	—	—	—	—	—	—	—	50,000	$ 1.52	$ 76,000

The following table presents certain information concerning equity awards held by the Named Executive Officers at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gerald Burnett Chairman of the Board and Chief Executive Officer	0	0	0	$0	N/A
Robert Habig Chief Financial Officer	179,494	0		$2.21	6/12/2011
	170,506	0		$2.21	6/12/2011
	11,489	0		$1.21	5/14/2012
	58,511	0		$1.21	5/14/2012
	31,250	6250		$0.90	4/23/2013
	62,500	0		$0.90	4/23/2013
	39,062	39,063		$1.16	4/21/2014
	46,875	0		$1.16	4/21/2014
	15.046	41,656		$2.91	4/20/2015
	17,766	532		$2.91	4/20/2015
	0	31,250		$1.52	4/18/2016
	0	18,750		$1.52	4/18/2016
Anton Rodde President, Collaboration Properties	225,000	75,000		$2.29	12/10/2013
	0	28,125		$2.91	4/20/2015
	32,812	14,063		$2.91	4/20/2015
	0	31,250		$1.52	4/18/2016
	0	18,750		$1.52	4/18/2016
Robert Garrigan Vice President of Global Sales	42,955	92,387		$2.91	4/20/2015
	66,420	49,238		$2.91	4/20/2015
	0	9,712		$1.52	4/18/2016
	0	20,288		$1.52	4/18/2016
J. Chris Lauwers Chief Product & Technology Officer	23,188	0		$17.25	3/31/2010
	50,000	0		$0.95	6/21/2009
	75,000	0		$0.25	12/30/2007
	26,812	0		$17.25	3/31/2010
	50,000	0		$8.50	9/18/2010
	37,500	0		$1.47	4/10/2011
	62,500	0		$1.47	4/10/2011
	43,750	0		$1.21	5/14/2012
	26,250	0		$1.21	5/14/2012
	103,333	9375		$0.90	4/23/2013
	37,292	0		$0.90	4/23/2013
	62,079	39,063		$1.16	4/21/2014
	23,858	0		$1.16	4/21/2014
	10,697	49,581		$2.91	4/20/2015
	33,053	6,669		$2.91	4/20/2015
	0	24,753		$1.52	4/18/2016
	0	25,247		$1.52	4/18/2016

(1)                 The options identified above vest over a four-year period with 1/4th of the shares vesting on the first anniversary of the vesting commencement date and 1/16th of the shares subject to the option vesting at the end of each subsequent three month period until the option is fully vested. These options are also included in the Summary Compensation Table and do not constitute additional compensation.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR END

The following table presents certain information concerning the exercise of options by each of the Named Executive Officers during the fiscal year ended December 31st, 2006, as well as information regarding stock awards that vested during the fiscal year.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gerald Burnett	—	—	—	—
Robert Habig	—	—	—	—
Robert Garrigan	—	—	—	—
J. Chris Lauwers	—	—	—	—
Anton Rodde	—	—	—	—

Nonqualified Deferred Compensation

The following table discloses contributions, earnings, withdrawals and balances under non-qualified defined contribution and other deferred compensation plans for each Named Executive Officer for the fiscal year ended December 31, 2006.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Gerald Burnett	—	—	—	—	—
Robert Habig	—	—	—	—	—
Robert Garrigan	—	—	—	—	—
J. Chris Lauwers	—	—	—	—	—
Anton Rodde	—	—	—	—	—
	—	—	—	—	—

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of the board shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The Audit Committee evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board has adopted a written charter for the Audit Committee which details the responsibilities of the Audit Committee. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

The audit committee members are not active professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered accounting firm. The Audit Committee oversees Avistar’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviews Avistar’s financial statements and discusses the quality and acceptability of the controls, including the clarity of disclosures in the financial statements with management. The Audit Committee also reviews the financial statements with Burr, Pilger & Mayer LLP, Avistar’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of Avistar’s audited financial statements with accounting principles generally accepted in the United States, and their judgments as to the quality and the acceptability of Avistar’s financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006 with management. In addition, the Audit Committee has discussed with Burr Pilger and Mayer LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from BPM LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of BPM LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and its management, the Audit Committee recommended to the board of directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted by the Audit Committee of the Company’s board of directors:

Craig F. Heimark
Robert M. Metcalfe
James W. Zeigon (Chairman)

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Compensation Committee report on executive compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Exchange Act, as amended, and shall not be incorporated by reference into any such filings.

Our Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers. The Committee operates under a written charter adopted by the board and consists entirely of independent directors as defined by The NASDAQ Stock Market rules.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Committee believes that the caliber and motivation of all our employees, and especially our executive leadership, are essential to our performance. We believe our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace.

Respectfully submitted by the Compensation Committee of the Company’s board of directors.

Craig F. Heimark
Robert M. Metcalfe
Robert P. Latta, Esq. (Chairman)

Certain Transactions

Transactions with UBS Warburg LLC

UBS Warburg LLC, a stockholder of the Company, and its affiliates have purchased systems and services from the Company in the past and may continue to do so in the future. In 2006, such purchases constituted 19.7% of the Company’s revenue.

Transactions with Management and Others

On December 23, 2006, the Company entered into a Loan and Security Agreement with a financial institution to borrow up to $10.0 million under a revolving line of credit. The agreement includes a first priority security interest in all our assets. Gerald Burnett, our Chairman and Chief Executive Officer, provided a collateralized guarantee to the financial institution, assuring payment of our obligations under the agreement and as a consequence, a number of restrictive covenants were eliminated.

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) is a law firm that has provided legal services to the Company since its inception, and prior to that, to its predecessor entities. For 2006, the Company paid WSGR $113,507 in legal fees. Mr. Latta, a director of the Company, is a member of WSGR. It is anticipated that WSGR will continue to provide legal services to the Company in the current year.

The Audit Committee of our board of directors is charged with reviewing in advance any proposed transaction or series of similar transactions in which the amount involved exceeds or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, has or will have a direct or indirect material interest, other than the compensation agreements described in “Executive Compensation and Other Matters.” We intend that any such future transactions will be reviewed and approved by the Audit Committee, and will be on terms no less favorable to our Company than could be obtained from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that during 2006, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, except that the Form 4s for the automatic annual option awards granted to Dr. Metcalfe and Messrs. Heimark, Heinrichs, Latta and Zeigon on January 2, 2006 were filed with the SEC on March 7, 2006.

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

The Company has adopted a procedure approved by the Securities and Exchange Commission called “house holding.” Under this procedure, a house holding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in house holding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may contact the Company at (650) 525-3300. They may also send an email to Investor Relations at ir@avistar.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

THE BOARD OF DIRECTORS
Dated: April 30, 2007

DETACH HERE

PROXY

AVISTAR COMMUNICATIONS CORPORATION

2007 ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AVISTAR COMMUNICATIONS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2007, and hereby appoints Gerald J. Burnett and William L. Campbell each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of AVISTAR COMMUNICATIONS CORPORATION to be held on June 1, 2007 at 1:00 p.m. local time, at 1875 S. Grant Street, 10th Floor, San Mateo, CA  94402, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark
Votes as in
this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF BPM LLP.

1. Election of Directors. NOMINEES:
(01) Gerald J. Burnett, (02) William L. Campbell, (03) R. Stephen Heinrichs, (04) Robert M. Metcalfe,
(05) Craig F. Heimark, and (06) James W. Zeigon.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ WITHHELD FROM:

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above)

2. To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the
fiscal year ending December 31, 2007.	For	Against
	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

In their discretion, the proxies are authorized to cumulate votes for the election of directors and to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING        ☐

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only Stockholders of record at the close of business on April 16, 2007 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: